Exhibit 99.4

EMPIRE RESORTS, INC.

UP TO 2,462,442 SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF NON-TRANSFERABLE RIGHTS

TO SUBSCRIBE FOR SUCH SHARES

THE SUBSCRIPTION RIGHTS ARE EXERCISABLE UNTIL 5:00 P.M., NEW YORK CITY TIME,

ON APRIL 30, 2014, SUBJECT TO EXTENSION OR EARLIER TERMINATION.

April 2, 2014

To Securities Dealers, Commercial Banks,

Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering (the “Rights Offering”) by Empire Resorts, Inc. (the “Company”) of shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company, pursuant to non-transferable subscription rights (the “Rights”) distributed to all holders of record of shares of Common Stock and Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) on March 31, 2014 (the “Record Date”). The Rights and Common Stock are described in the accompanying offering prospectus supplement covering the Rights and the shares of Common Stock issuable upon their exercise dated April 2, 2014 (as the same may be amended, the “Prospectus Supplement”).

In the Rights Offering, the Company is offering an aggregate of 2,462,442 shares of Common Stock, as described in the Prospectus Supplement.

The Rights will expire, if not exercised prior to 5:00 p.m., New York City time, on April 30, 2014 (the “Expiration Date”), subject to extension or earlier termination.

As described in the Prospectus Supplement, each beneficial owner of shares of Common Stock registered in the name of such beneficial owner or the name of a nominee is entitled to one Right for each fifteen (15) shares of Common Stock owned, or into which the Series B Preferred Stock was convertible, on the Record Date. Each Right allows the holder thereof to subscribe for one (1) share of Common Stock (the “Basic Subscription Right”) at the cash price of $6.25 per share (the “Subscription Price”). The Company will not issue Rights to acquire fractional shares of Common Stock, but rather will round down the aggregate number of shares for which a holder of Rights may subscribe to the nearest whole share. For example, if a Rights holder owned 85 shares of Common Stock as of the Record Date, such holder would receive 5 Rights and would have the right to purchase 5 shares of Common Stock at the Subscription Price for each share.

If a Rights holder purchases all of the shares of Common Stock available to such holder pursuant to its Basic Subscription Right, such holder may also exercise an oversubscription right (the “Oversubscription Right”) to purchase a portion of any shares of Common Stock that are not purchased by holders through the exercise of their Basic Subscription Rights (such shares, the “Unsubscribed Shares”), up to the number of shares such holder purchased under the Basic Subscription Right. To the extent the number of the Unsubscribed Shares is not sufficient to satisfy all of the properly exercised Oversubscription Right requests, then the available shares will be prorated among those who properly exercised their Oversubscription Right based on the number of shares each rights holder subscribed for under the Oversubscription Right.

Each Rights holder will be required to submit payment in full for all the shares it wishes to buy with its Basic Subscription Right and its Oversubscription Right. Because the Company will not know the total number of Unsubscribed Shares prior to the Expiration Date, if a Rights holder wishes to maximize the number of shares it may purchase pursuant to such holder’s Oversubscription Right, such holder will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Common Stock available to the Rights holder, assuming that no holders other than such Rights holder purchases any shares of Common

Stock pursuant to the Basic Subscription Right and Oversubscription Right. Any excess subscription payments received by Continental Stock Transfer & Trust Company (the “Subscription Agent”) will be returned, without interest, as soon as practicable after the termination of the Rights Offering.

The Company can provide no assurances that each Rights holder will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of its Oversubscription Right in full. The Company will not be able to satisfy a Rights holder’s exercise of the Oversubscription Right if the Rights Offering is subscribed in full, and the Company will only honor an Oversubscription Right to the extent sufficient shares of Common Stock are available following the exercise of subscription rights under the Basic Subscription Rights, subject to the limitations set forth below:

•	To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to a Rights holder pursuant to the Oversubscription Right is less than the amount the holder of Rights actually paid in connection with the exercise of the Oversubscription Right, the Rights holder will be allocated only the number of Unsubscribed Shares available to it as soon as practicable after the Expiration Date, and the Rights holder’s excess subscription payment received by the Subscription Agent will be returned, without interest, as soon as practicable.

•	To the extent the amount the Rights holder actually paid in connection with the exercise of the Oversubscription Right is less than or equal to the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to the Rights holder pursuant to the Oversubscription Right, such Rights holder will be allocated the number of Unsubscribed Shares for which it actually paid in connection with the Oversubscription Right. See “The Rights Offering—Oversubscription Right.”

The Company is asking persons who hold shares of Common Stock beneficially and who have received the Rights distributable with respect to those shares through a broker, custodian bank, or other nominee, as well as persons who hold certificates of Common Stock or Series B Preferred Stock directly and prefer to have such institutions effect transactions relating to the Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them.

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the Subscription Agent, incurred in connection with the exercise of the Rights will be for the account of the holder of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

Enclosed are copies of the following documents:

1. The Prospectus Supplement;

2. A letter to holders of the Rights as to the use of Empire Resorts, Inc. Rights Certificates;

3. A form of letter which may be sent to your clients for whose accounts you hold shares of Common Stock registered in your name or the name of your nominee (including a Beneficial Owner Election Form), with an attached form of instruction;

4. Nominee Holder Certification; and

5. A return envelope addressed to Continental Stock Transfer & Trust Company, the Subscription Agent.

Your prompt action is requested. To exercise the Rights, you should deliver the properly completed and signed Nominee Holder Certification, with payment of the Subscription Price in full for each share of Common Stock subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right, to the Subscription Agent, as indicated in the Prospectus Supplement. The Subscription Agent must receive the Nominee Holder Certification with payment of the Subscription Price, including final clearance of any checks, prior to the Expiration Date. A Rights holder cannot revoke, change or cancel the exercise of its Rights. Rights not exercised prior to the Expiration Date will expire.

Additional copies of the enclosed materials may be obtained from Morrow & Co., LLC, the Information Agent. The Information Agent may be contacted by telephone (shareholders may call (855) 201-1081 and banks and brokerage firms may call (203) 658-9400) or email (empire.info@morrowco.com). Any questions or requests for assistance concerning the rights offering should be directed to the Information Agent.

Very truly yours,

Empire Resorts, Inc.